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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 4, 2008

ULittle Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 624-5831

UN/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

On February 4, 2008, Little Squaw Gold Mining Company (“Little Squaw” or “the Company”) announced that it has mobilized a drill to the Marisol gold property located just south of the U.S.-Mexico border in the State of Sonora. The Company intends to complete at least ten diamond core drill holes for 1,500 meters (5,000 feet) to test for an ore target that has been identified by the Company.

The Marisol property is in the Cucurpe mining district where some 2 million ounces of gold have been produced from epithermal-type deposits. The property consists of 541 hectares (1,337 acres) located 14 km (9 miles) east of the million-ounce San Francisco gold mine. The drill target at Marisol consists of two subparallel, gold-bearing structural trends in Cretaceous sediments that merge together both at shallow depth and along strike. Junctures such as this may provide the ground preparation necessary for the occurrence of a large volume of gold mineralization.

For additional information, please see the press release, incorporated herein as exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Press Release, February 4, 2008

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: February 4, 2008	By: /s/ Ted R. Sharp
Ted R. Sharp Principal Financial Officer